Exhibit 99.1

Tribal Rides International Corp. Announces Approval of Form 211

Mission Viejo, CA, October 21, 2022 —Tribal Rides International Corp. (OTC Pink: XNDA) (“Tribal Rides” or the “Company”), a transportation technology company, announced today that it has received notification from the Company's market maker that the Financial Industry Regulatory Authority ("FINRA") released its letter clearing the Company's Form 211 application.

Glendale Securities, Inc. (“Glendale”) sponsored the Company's FINRA Form 211 application. FINRA has granted to Glendale the approval to begin the quotation process.

Tribal Rides is a technology company specializing in disruptive and innovative software solutions focused on the digital transformation of transportation. Its patented transportation ecosystem, marketplace and ride sharing app is designed development to support both individual and business needs in the current transportation ecosystem, and for the emerging world of autonomous self-driving vehicles.

About Tribal Rides International Corp. (XNDA):

Tribal Rides International Corp. was founded in 2016 as a transportation technology company specializing in disruptive software solutions focused on the digital transformation of transportation. Its patented transportation ecosystem and marketplace features end-to-end tracking and management of trips; seamless and connected multi-modal journeys; visualization and complex mapping, and leading transaction and scheduling technology.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company's expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company's current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expect," "intend," "plan," "project," "believe," "estimate," and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company Contact:

Joseph Grimes, CEO

joeg@tribalrides.com

SOURCE: Tribal Rides International Corp.